CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333- 261239) of our report dated August 28, 2024, relating to the financial statements and financial highlights of RiverNorth Opportunities Fund, Inc., which appear in this Form N-CSR.

Cohen & Company, Ltd.

Cleveland, Ohio

September 5, 2024